                                                                    EXHIBIT 16.1



June 9, 1997



Securities and Exchange Commission


450 50th Street, NW


Washington, DC 20549



Gentlemen:



We have read the statements made by Polo Ralph Lauren Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 304 of Regulation S-K, in Amendment No. 3 to the Company's Form S-1 (No. 333-24733). We agree with the statements concerning our Firm in such Form S-1.



Very truly yours,



/s/ MAHONEY COHEN RASHBA & POKART, CPA, PC


Mahoney Cohen Rashba & Pokart, CPA, PC